Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the U.S. Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of MEI Pharma, Inc. (“MEI Pharma”) that, to his knowledge, this Annual Report on Form 10-K/A of MEI Pharma, for the year ended June 30, 2013, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of MEI Pharma.

Date: September 27, 2013

/s/ Daniel P. Gold	/s/ Thomas M. Zech
Daniel P. Gold	Thomas M. Zech
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to MEI Pharma and will be retained by MEI Pharma and furnished to the Securities and Exchange Commission or its staff upon request.